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                                                                    EXHIBIT 99.1

  PHOENIX FOOTWEAR GROUP, INC. TO DELAY FILING OF FORM 10-Q IN CONNECTION WITH
    RESTATEMENT OF PRIOR BALANCE SHEETS DUE TO REVISED PURCHASED INTANGIBLES
                              ACCOUNTING TREATMENT

CARLSBAD, CALIFORNIA, May 17, 2005 -- Phoenix Footwear Group, Inc. (AMEX: PXG), today announced that it will restate its December 27, 2003 and January 1, 2005 consolidated balance sheets to revise its accounting of purchased intangibles recorded in connection with prior acquisitions. The restatement will not impact Phoenix's historical net sales, net income, earnings per share, net assets or stockholders' equity.

During its review procedures for the financial statements to be included in the Company's Quarterly Report on Form 10-Q for the quarter ended April 2, 2005, Phoenix's new independent auditors, Grant Thornton LLP, identified a required correction in the Company's accounting of its purchased intangibles resulting from prior acquisitions. As a result, Phoenix intends to record on the restated consolidated balance sheets both a deferred tax liability (which will account for the tax result of the differences between the book and tax basis of these assets) and a corresponding increase in goodwill. This amount will be $1.5 million on the Company's December 27, 2003 consolidated balance sheet and an additional $5.6 million (or $7.1 million in total) on its January 1, 2005 consolidated balance sheet.

Due to this matter, Grant Thornton LLP has been unable to complete its review of the Company's financial statements for the Quarterly Report on Form 10-Q for the quarter ended April 2, 2005. Accordingly, Phoenix will file today with the Securities & Exchange Commission a Notification of Late Filing on Form 12b-25 for that Form 10-Q. Phoenix intends to file the Form 10-Q on or before May 23, 2005 and at the same time file an amended Annual Report on Form 10-K/A for the fiscal year ended January 1, 2005. The amended filing will include the restated consolidated balance sheets.

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets men's and women's footwear and apparel. The Company's brands include Trotters(R), SoftWalk(R), H.S. Trask(R), Altama(R), and Royal Robbins(R). The Company was ranked by Footwear News as the fastest growing footwear firm during the three-year period of 1999 to year-end 2001, and the 10th most profitable for 2002 based on net margins. Phoenix Footwear Group, Inc. is traded on the American Stock Exchange under the symbol PXG.

Forward-Looking Statements:

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements relating to the expected impact of changes in accounting treatment, and/or statements preceded by, followed by
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or that include the words "believes," "could," "expects," "anticipates,"
"estimates," "intends," "plans," "projects," "seeks," or similar expressions. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: that the analysis of the restatement has not been completed and that the completed analysis may determine that accounting corrections may have a more significant impact than is stated in this press release; that the analysis may uncover other necessary accounting adjustments than those being addressed; and such other factors contained in Phoenix Footwear's Annual Report on Form 10-K for the fiscal year ended January 1, 2005 filed with the Securities and Exchange Commission (the "SEC"), and in any subsequent reports filed with the SEC, all of which are available at the SEC's website at http://www.sec.gov. All forward-looking statements included in this press release are based on our current expectations and projections about future events, based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.